Exhibit 99.1

OfficeMax Incorporated 263 Shuman Boulevard
Naperville, IL 60563

News Release

Investor Contact	Media Contact
Mike Steele	Julie Treon
630 864 6826	630 864 6155

For Immediate Release: May 7, 2013

OFFICEMAX REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

•	Continues Double-Digit Sales Growth for OfficeMax.com

•	Maintains High Quarterly Customer Retention Rate in U.S. Contract

•	Launches First-Of-Its-Kind OfficeMax Business Solutions Center

•	Results Include the Previously Announced Approximately $130 Million of Cash Proceeds From Boise Cascade Holdings, L.L.C.

Naperville, Ill. – OfficeMax® Incorporated (NYSE:OMX), a leading provider of office and facility supplies, technology and services, today announced the results for its fiscal first quarter ended March 30, 2013.

Consolidated Results

Reported Results

Total sales were $1,766.7 million in the first quarter of 2013, as compared to $1,872.9 in the first quarter of 2012. For the first quarter of 2013, OfficeMax reported operating income of $101.9 million compared to $17.8 million in the first quarter of 2012, and net income available to OfficeMax common shareholders of $56.3 million, or $0.64 per diluted share, compared to net income of $4.9 million, or $0.06 per diluted share in the first quarter of 2012.

Adjusted Results

Excluding the impact of changes in foreign exchange rates, the impact of stores closed and opened, and the difference in the number of business days in the quarter compared to the same quarter last year, adjusted sales for the first quarter of 2013 decreased 4.3% from the first quarter of 2012.

For the first quarter of 2013, adjusted operating income was $22.4 million, or 1.3% of sales, compared to $41.0 million, or 2.2% of sales, in the first quarter of 2012; and adjusted net income available to OfficeMax common shareholders was $10.1 million, or $0.11 per diluted share, compared to $19.0 million, or $0.22 per diluted share, in the first quarter of 2012.

The first quarter of 2013 adjusted figures in the preceding paragraph exclude pre-tax income of $85.4 million in the Corporate and Other segment for the recognition of deferred gains, net of fees, related to OfficeMax’s investment in Boise Cascade Holdings, L.L.C., as well as a pre-tax charge of $6.9 million in our Corporate and Other segment for certain costs related to our pending merger with Office Depot. The first quarters of 2013 and 2012 adjusted figures also exclude $1.0 million and $2.1 million, respectively, of pre-tax dividend income from the investment in Boise Cascade Holdings, L.L.C. Series A Units. Dividend income was discontinued in the first quarter of 2013 when these units were redeemed. The first quarter of 2012 adjusted figures also exclude pre-tax charges of $25.3 million in our Retail segment related to store closures in the U.S. The net effect of these items is increased net income of $46.3 million, or $0.52 per diluted share, for the first quarter of 2013, and decreased net income of $14.2 million, or $0.16 per diluted share, for the first quarter of 2012.

“We experienced a challenging first quarter, with a sales decline that reflected weak macroeconomic conditions and continued industry declines in technology sales,” said Ravi Saligram, President and CEO of OfficeMax. “We will continue to drive gross margin improvement and have put in place a significant cost reduction plan that should improve results in the second half of the year.”

Consolidated (in millions, except per-share amounts)	1Q13	1Q12
Sales	$1,766.7	$1,872.9
Sales decline (from prior year period)	-5.7%
Adjusted sales decline (from prior year period)*	-4.3%
Gross profit	$458.9	$482.8
Gross profit margin	26.0%	25.8%
Adjusted operating income*	$22.4	$41.0
Adjusted operating income margin*	1.3%	2.2%
Adjusted diluted income per common share*	$0.11	$0.22

*	Adjusted sales, adjusted operating income, adjusted operating income margin, adjusted net income available to OfficeMax common shareholders, and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain items and charges described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Contract Segment Results

Contract segment sales decreased 4.1% compared to the prior year period to $921.3 million in the first quarter of 2013. This decrease reflected a U.S. Contract operations sales decrease of 3.5% and an international Contract operations sales decrease of 5.4% in U.S. dollars (a decrease of 5.2% on a local currency basis). Fewer work days in the first quarter of 2013, compared to the first quarter of 2012, negatively impacted the Contract segment sales decline by approximately one percentage point, and negatively impacted the international Contract operations sales decline by approximately three percentage points. The U.S. Contract performance primarily reflects weaker sales to new and existing corporate accounts, especially in the government sector.

Contract (in millions)	1Q13	1Q12
Sales	$921.3	$960.6
Sales growth/decline (from prior year period)	-4.1%
Gross profit margin	22.7%	22.4%
Segment income	$15.4	$27.1
Segment income margin	1.7%	2.8%

Contract segment gross profit margin increased to 22.7% in the first quarter of 2013 from 22.4% in the first quarter of 2012, reflecting higher customer margins. Contract segment operating, selling and general and administrative expenses as a percentage of sales increased to 21.0% in the first quarter of 2013 from 19.6% in the first quarter of 2012, primarily due to deleveraging of expenses due to lower sales and investments in growth and profitability initiatives. Contract segment income was $15.4 million, or 1.7% of sales, in the first quarter of 2013 compared to $27.1 million, or 2.8% of sales, in the first quarter of 2012.

Retail Segment Results

Retail segment sales in the first quarter of 2013 decreased 7.3% to $845.4 million compared to the first quarter of 2012, reflecting a same-store sales decrease on a local currency basis of 5.4% primarily due to decreased traffic and lower technology product category sales. The decrease reflected a U.S. Retail operations same-store sales decrease of 5.7%, and a Mexico retail operations same-store sales decrease of 2.1% on a local currency basis.

Retail (in millions)	1Q13	1Q12
Sales	$845.4	$912.3
Same-store sales growth/decline	-5.4%
Gross profit margin	29.6%	29.3%
Segment income	$16.2	$22.8
Segment income margin	1.9%	2.5%

Retail segment gross profit margin increased to 29.6% in the first quarter of 2013 from 29.3% in the first quarter of 2012 due to higher customer margins driven primarily by a sales mix shift from the relatively lower margin technology category as well as less promotional activity and lower product costs from profitability intiatives, partially offset by deleveraging of occupancy costs due to lower sales and an expiration of favorable purchase accounting for leases. Retail segment operating, selling and general and administrative expenses as a percentage of sales were 27.6% in the first quarter of 2013 and 26.8% in the first quarter of 2012, primarily due to deleveraging of expenses due to lower sales. Retail segment income was $16.2 million, or 1.9% of sales, in the first quarter of 2013 compared to $22.8 million, or 2.5% of sales, in the first quarter of 2012.

In the first quarter, OfficeMax announced its new OfficeMax Business Solutions Center. The new store format is a first of its kind for OfficeMax in the U.S., offering 5,000 square feet of specially tailored business services, solutions and products delivered by expert associates to help local entrepreneurs grow their businesses.

OfficeMax ended the first quarter of 2013 with a total of 936 Retail stores, consisting of 846 Retail stores in the U.S. and 90 Retail stores in Mexico. During the first three months of 2013, OfficeMax closed five stores in the U.S.; and opened one store and closed one in Mexico.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Contract and Retail segments. Corporate and Other segment operating, selling and general and administrative expenses were $9.3 million in the first quarter of 2013 compared to $8.9 million in the first quarter of 2012.

Balance Sheet and Cash Flow

As of March 30, 2013, OfficeMax had total debt of $237.2 million, excluding $735.0 million of non-recourse debt related to the Wells Fargo-backed timber notes.

During the first three months of 2013, OfficeMax generated $32.9 million of cash flow from operations and invested $28.4 million in capital expenditures. Cash flow from operations included $46.1 million in dividend proceeds from Boise Cascade Holdings, L.L.C.

“Our balance sheet and financial position remain strong, enabling us to continue investment in our core strategic initiatives,” said Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax. “We’re very pleased to announce the plan to use the proceeds of our monetized Boise asset to distribute a special dividend to shareholders.”

Outlook

Second Quarter 2013

Year-over-year total company sales trends in April continued to be negative, yet slightly improved compared to the first quarter. Based on the current environment, OfficeMax anticipates that total company sales for the second quarter will be lower than the second quarter of 2012, including the projected favorable impact of foreign currency translation. Additionally, OfficeMax anticipates that for the second quarter of 2013, operating income margin will remain positive, but significantly lower than the adjusted margin for the prior year period.

Full Year 2013

For the full year 2013, OfficeMax anticipates that total company sales will be lower than the prior year period, including the projected favorable impact of foreign currency translation. Year-over-year sales declines are expected to continue throughout the year, but at a less negative rate than the first quarter of 2013. For the full year 2013, OfficeMax anticipates that operating income margin will be lower than the adjusted margin for the prior year, but higher than the adjusted margin for the first quarter of 2013.

Outlook for operating income margin for both the second quarter and full year 2013 includes the negative impact from the expiration of the favorable purchase accounting for leases related to the 2003 acquisition of the U.S. Retail business, and discontinuation of dividend income due to the redemption of a Boise Cascade Holdings L.L.C. investment security. Together these items reduce 2013 adjusted operating income by approximately $4 million in the second quarter and $18 million for the full year.

The company’s full year 2013 outlook also includes the following:

•	Capital expenditures of approximately $80-90 million, primarily related to investments in IT, ecommerce, infrastructure improvements, and maintenance

•	Depreciation & amortization of approximately $75-80 million

•	Pension expense of approximately $3 million, and cash contributions to the frozen pension plans of approximately $3 million

•	Interest expense of approximately $65-69 million and interest income of approximately $42-45 million

•	Adjusted effective tax rate of approximately 34%

•	Cash flow from operations, excluding costs related to our pending merger with Office Depot, to exceed capital expenditures

•

A net reduction in total Retail square footage for the year, with U.S. activity including the expected closing of 15-20 stores, selective relocation and downsizing of stores, and selective openings of smaller store concepts; Mexico activity including an expected four store openings and one closure

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its first quarter 2013 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Quarterly Earnings” page located within the “Investors” section of the OfficeMax website.

Proposed Merger with Office Depot

On February 20, 2013, the Boards of Directors of OfficeMax and Office Depot unanimously approved a definitive merger agreement under which the companies would combine in an all-stock merger of equals transaction intended to qualify as a tax-free reorganization. On April 9, 2013, Office Depot filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission, which included a joint proxy statement of OfficeMax and Office Depot and a prospectus of Office Depot. The Company will hold a special meeting of shareholders to approve the merger with Office Depot as promptly as reasonably possible following the completion of the SEC’s staff review of the registration statement and joint proxy statement. On April 8, 2013 the Company received a second request notice from the Federal Trade Commission (“FTC”) in response to the initial Hart Scott Rodino filing made in March. The Company has already supplied data to the FTC based on preliminary requests and is preparing its responses to the second request. The Company still expects to receive approval in order to close the transaction late in 2013. The OfficeMax Board of Directors appointed Jim Marino, Rakesh Gangwal, and Francesca Ruiz de Luzuriaga to serve along with Office Depot Board members Nigel Travis, Tom Colligan and Marty Evans on a CEO selection committee for the combined company. The committee will oversee a comprehensive search process that will consider both incumbent CEOs – Ravi Saligram, President and CEO of OfficeMax and Neil Austrian, Chairman and CEO of Office Depot – as well as external candidates. The committee will proceed with the objective of selecting the CEO for the combined company at or prior to the closing of the transaction. Also Messrs. Saligram and Austrian will provide overall sponsorship and stewardship of the integration planning process for the combined company, and have appointed OfficeMax Executive Vice President, Chief Financial Officer and Chief Administrative Officer Bruce Besanko and Office Depot Executive Vice President and Chief Financial Officer Mike Newman to co-chair this process.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with OfficeMax’s proposed merger with Office Depot or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

Office Depot has filed with the SEC a registration statement on Form S-4 that includes a preliminary Joint Proxy Statement of OfficeMax and Office Depot that also constitutes a preliminary prospectus of Office Depot. The registration statement has not yet become effective. OfficeMax and Office Depot plan to mail the definitive Joint Proxy Statement/Prospectus to their respective shareholders in connection with the transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OFFICEMAX, OFFICE DEPOT, THE TRANSACTION AND RELATED MATTERS. Investors and shareholders may obtain free copies of the definitive Joint Proxy

Statement/Prospectus and other documents filed with the SEC by OfficeMax and Office Depot through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders may obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by OfficeMax with the SEC by contacting OfficeMax Investor Relations at 263 Shuman Blvd., Naperville, Illinois 60563 or by calling 630-864-6800, and may obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, Florida 33496 or by calling 561-438-7878.

PARTICIPANTS IN THE SOLICITATION

OfficeMax and Office Depot and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of OfficeMax and Office Depot in respect of the transaction described the Joint Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of OfficeMax and Office Depot in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Joint Proxy Statement/Prospectus. Information regarding OfficeMax’s directors and executive officers is contained in OfficeMax’s Annual Report on Form 10-K for the year ended December 29, 2012 and its Proxy Statement on Schedule 14A, dated March 19, 2013, which are filed with the SEC. Information regarding Office Depot’s directors and executive officers is contained in Office Depot’s Annual Report on Form 10-K for the year ended December 29, 2012 and Amendment No. 1 on Form 10-K/A, which are filed with the SEC.

FORWARD-LOOKING STATEMENTS

Certain statements made in this document and other written or oral statements made by or on behalf of OfficeMax and Office Depot constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding both companies’ future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. OfficeMax and Office Depot cannot guarantee that the macroeconomy will perform within the assumptions underlying their respective projected outlook; that their respective initiatives will be successfully executed and produce the results underlying their respective expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that their respective actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. In addition, forward-looking statements could be affected by the following additional factors, among others, related to the business combination: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy closing conditions; the ability to obtain regulatory approvals or third-party approvals for the transaction and the timing and conditions for such approvals; the ability to obtain approval of the merger by the stockholders of OfficeMax and Office Depot; the risk that the synergies from the transaction may not be realized, may take longer to realize than expected, or may cost more to achieve than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; future regulatory or legislative actions that could adversely affect OfficeMax and Office Depot; and business plans of the customers and suppliers of OfficeMax and Office Depot. The forward-looking statements made herein are based on current expectations and speak only as of the date they are made. OfficeMax and Office Depot undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding OfficeMax and Office Depot that may cause results to differ from expectations are included in the companies’ respective Annual Reports on Form 10-K for the year ended December 29, 2012, under 1A “Risk Factors”, and in the companies’ other filings with the SEC.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in integrating products, solutions and services for the workplace, whether for business or at home. The OfficeMax mission is simple: We provide workplace innovation that enables our customers to work better. The company provides office supplies and paper, print and document services, technology products and solutions, and furniture to businesses and consumers. OfficeMax consumers and business customers are served by approximately 29,000 associates through OfficeMax.com; OfficeMaxWorkplace.com and Reliable.com; more than 900 stores in the U.S. and Mexico; and direct sales and catalogs. OfficeMax has been named one of the 2013 World’s Most Ethical Companies, and is the only company in the office supply industry to receive Ethics Inside® Certification by the Ethisphere Institute. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.OfficeMax.com.

All trademarks, service marks and trade names of OfficeMax Incorporated used herein are trademarks or registered trademarks of OfficeMax Incorporated. Any other product or company names mentioned herein are the trademarks of their respective owners.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	March 30,	March 31,
	2013	2012
Sales	$1,766,729	$1,872,912
Cost of goods sold and occupancy costs	1,307,869	1,390,136

Gross profit	458,860	482,776
Operating expenses:
Operating, selling and general and administrative expenses (a)	435,420	439,662
Other operating expenses (income), net (b)	(78,457)	25,266

Total operating expenses	356,963	464,928
Operating income	101,897	17,848

Other income (expense):
Interest expense	(16,685)	(18,364)
Interest income	10,762	10,819
Other expense, net	351	240

	(5,572)	(7,305)

Pre-tax income	96,325	10,543
Income tax expense	(38,673)	(3,629)

Net income attributable to OfficeMax and noncontrolling interest	57,652	6,914
Joint venture results attributable to noncontrolling interest	(810)	(1,526)

Net income attributable to OfficeMax	56,842	5,388
Preferred dividends	(507)	(530)

Net income available to OfficeMax common shareholders	$56,335	$4,858

Basic income per common share:	$0.65	$0.06

Diluted income per common share:	$0.64	$0.06

Weighted Average Shares
Basic	86,902	86,341
Diluted	88,298	87,326

(a)	The first quarters of 2013 and 2012 include $1.0 million and $2.1 million, respectively, of dividend income related to OfficeMax’s non-voting securities held in Boise Cascade Holdings, L.L.C. The dividend income ceased in the first quarter of 2013 upon redemption of those securities. The net effect of the dividends increased net income by $0.6 million and $1.3 million, or $0.01 and $0.02 per diluted share, for the first quarters of 2013 and 2012, respectively.
(b)	First quarter of 2013 includes income of $85.4 million in our Corporate segment for the recognition of deferred gains, net of fees, related to our Boise Investment, as well as a charge of $6.9 million in our Corporate segment for certain costs related to our pending merger with Office Depot. The first quarter of 2012 includes a charge of $25.3 million in our Retail segment related to store closures in the U.S. The net effect of these items increased net income by $45.7 million, or $0.51 per diluted share, for the first quarter of 2013 and reduced net income by $15.4 million, or $0.18 per diluted share, for the first quarter of 2012.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	March 30,	December 29,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$579,156	$495,056
Receivables, net	558,665	528,279
Inventories	717,126	812,454
Deferred income taxes and receivables	66,255	68,568
Other current assets	74,881	79,527

Total current assets	1,996,083	1,983,884
Property and equipment:
Property and equipment	1,330,085	1,338,837
Accumulated depreciation	(988,186)	(986,611)

Property and equipment, net	341,899	352,226
Intangible assets, net	80,800	80,765
Investment in Boised Cascade Holdings, L.L.C.	91,693	175,000
Timber notes receivable	817,500	817,500
Deferred income taxes	73,476	108,759
Other non-current assets	222,960	266,181

Total assets	$3,624,411	$3,784,315

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$591,949	$699,636
Income taxes payable	3,896	4,222
Accrued liabilities and other	324,724	342,551
Current portion of debt	10,607	10,232

Total current liabilities	931,176	1,056,641
Long-term debt, less current portion	226,552	225,962
Non-recourse debt	735,000	735,000
Other long-term obligations:
Compensation and benefits	360,488	365,568
Deferred gain on sale of assets	94,185	179,757
Other long-term liabilities	134,402	142,397

Total other long-term liabilities	589,075	687,722
Noncontrolling interest in joint venture	49,160	44,617
Shareholders’ equity:
Preferred stock	27,385	27,391
Common stock	217,461	217,209
Additional paid-in capital	1,019,248	1,018,667
Accumulated deficit	(35,542)	(91,373)
Accumulated other comprehensive loss	(135,104)	(137,521)

Total shareholders’ equity	1,093,448	1,034,373
Total liabilities and equity	$3,624,411	$3,784,315

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Quarter Ended
	March 30,	March 31,
	2013	2012
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$57,652	$6,914
Non-cash items in net income:
Deferred gain from investment in Boise Cascade Holdings, L.L.C.	(85,572)	—
Depreciation and amortization	18,356	19,091
Deferred income tax expense	34,369	14,137
Other	917	25,345
Changes in operating assets and liabilities:
Receivables	(20,468)	25,580
Inventory	98,503	79,894
Accounts payable and accrued liabilities	(117,353)	(51,069)
Current and deferred income taxes	231	(15,677)
Collection of dividends receivable related to investment in Boise Cascade Holdings, L.L.C.	46,137	—
Other	88	(17,707)

Cash provided by operations	32,860	86,508
Cash provided by (used for) investment:
Expenditures for property and equipment	(28,363)	(15,532)
Return of investment in Boise Cascade Holdings, L.L.C.	83,307	—
Proceeds from sale of assets	3,438	1,591
Other	(997)	—

Cash provided by (used for) investment	57,385	(13,941)
Cash used for financing:
Cash dividends paid	(1,740)	—
Changes in debt, net	498	496
Other	(4,128)	(854)

Cash used for financing	(5,370)	(358)
Effect of exchange rates on cash and cash equivalents	(775)	2,009
Increase in cash and cash equivalents	84,100	74,218
Cash and cash equivalents at beginning of period	495,056	427,111

Cash and cash equivalents at end of period	$579,156	$501,329

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF INCOME

(unaudited)

(millions)

	Quarter Ended
	March 30,		March 31,
	2013		2012
Sales	$921.3		$960.6
Gross profit	208.9	22.7%	215.3	22.4%
Operating, selling and general and administrative expenses	193.5	21.0%	188.2	19.6%

Segment income	$15.4	1.7%	$27.1	2.8%

Note: Totals may not sum down due to rounding.

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain legacy operating items such as income associated with our investment in Boise Cascade Holdings, L.L.C. and certain other operating items such as store closure costs and costs related to our pending merger with Office Depot, all of which are not indicative of our core operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF INCOME

(unaudited)

(millions)

	Quarter Ended
	March 30,		March 31,
	2013		2012
Sales	$845.4		$912.3
Gross profit	250.0	29.6%	267.5	29.3%
Operating, selling and general and administrative expenses	233.8	27.6%	244.7	26.8%

Segment income	$16.2	1.9%	$22.8	2.5%

Note: Totals may not sum down due to rounding.

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain legacy operating items such as income associated with our investment in Boise Cascade Holdings, L.L.C. and certain other operating items such as store closure costs and costs related to our pending merger with Office Depot, all of which are not indicative of our core operations.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (“GAAP”), we evaluate our results of operations before non-operating legacy items and certain legacy operating items such as income associated with our Boise Investment and certain other operating items such as store closure costs and costs related to our pending merger with Office Depot, all of which are not indicative of our core operations. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the following tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

NON-GAAP RECONCILIATION — OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	March 30, 2013			March 31, 2012
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$1,766.7	$—	$1,766.7	$1,872.9	$—	$1,872.9
Cost of goods sold and occupancy costs	$1,307.8	—	1,307.9	1,390.1	—	1,390.1

Gross profit	458.9	—	458.9	482.8	—	482.8
Operating expenses:
Operating, selling and general and administrative expenses (a)	435.4	1.0	436.4	439.6	2.1	441.7
Other operating expenses (income), net (b)	(78.5)	78.5	—	25.3	(25.3)	—

Total operating expenses	357.0	79.5	436.4	464.9	(23.2)	441.7
Operating income	101.9	(79.5)	22.4	17.8	23.2	41.0

Other income (expense):
Interest expense	(16.7)	—	(16.7)	(18.4)	—	(18.4)
Interest income	10.8	—	10.8	10.8	—	10.8
Other expense, net	0.4	—	0.4	0.2	—	0.2

	(5.6)	—	(5.6)	(7.4)	—	(7.4)

Pre-tax income	96.3	(79.5)	16.8	10.5	23.2	33.7
Income tax expense	(38.7)	33.2	(5.4)	(3.6)	(9.0)	(12.7)

Net income attributable to OfficeMax and noncontrolling interest	57.6	(46.3)	11.4	6.9	14.2	21.1
Joint venture results attributable to noncontrolling interest	(0.8)	—	(0.8)	(1.5)	—	(1.5)

Net income attributable to OfficeMax	56.8	(46.3)	10.6	5.4	14.2	19.6
Preferred dividends	(0.5)	—	(0.5)	(0.5)	—	(0.5)

Net income available to OfficeMax common shareholders	$56.3	$(46.3)	$10.1	$4.9	$14.2	$19.0

Basic income per common share:	$0.65	$0.53	$0.12	$0.06	$0.16	$0.22

Diluted income per common share:	$0.64	$0.52	$0.11	$0.06	$0.16	$0.22

Weighted Average Shares
Basic	86,902		86,902	86,341		86,341
Diluted	88,298		88,298	87,326		87,326

Note: Totals may not sum down or across due to rounding.

(a)	The first quarters of 2013 and 2012 include $1.0 million and $2.1 million, respectively, of dividend income related to OfficeMax’s non-voting securities held in Boise Cascade Holdings, L.L.C. The dividend income ceased in the first quarter of 2013 upon redemption of those securities. The net effect of the dividends increased net income by $0.6 million and $1.3 million, or $0.01 and $0.02 per diluted share, for the first quarters of 2013 and 2012, respectively.
(b)	First quarter of 2013 includes income of $85.4 million in our Corporate segment for the recognition of deferred gains, net of fees, related to our Boise Investment, as well as a charge of $6.9 million in our Corporate segment for certain costs related to our pending merger with Office Depot. The first quarter of 2012 includes a charge of $25.3 million in our Retail segment related to store closures in the U.S. The net effect of these items increased net income by $45.7 million, or $0.51 per diluted share, for the first quarter of 2013 and reduced net income by $15.4 million, or $0.18 per diluted share, for the first quarter of 2012.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

NON-GAAP RECONCILIATION—SALES

(unaudited)

(millions)

	Quarter Ended
	March 30,	March 31,	Percent
	2013	2012	Change
Sales as reported	$1,766.7	$1,872.9	-5.7%
Adjustment for favorable impact of change in foreign exchange rates (a)	$(2.8)	$—
Adjustment for the impact of closed and opened stores and the difference in business days from year-to-year for businesses reporting on a calendar basis (b)	$(5.2)	$(35.1)

Sales adjusted for impact of change in foreign exchange rates, closed and opened stores and change in number of business days	$1,758.7	$1,837.8	-4.3%

Note: Totals may not sum down due to rounding.

(a)	Computed by assuming constant currency exchange rates between periods.
(b)	Computed by reducing current year and prior year sales for stores opened or closed in the current or prior year and by adjusting prior year sales to reflect the same number of business days in the current year.